Exhibit 10.1

AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT AND

PROMISSORY NOTE DATED MAY 18, 2009

THIS AMENDMENT NO. 1 (THIS “AMENDMENT”) TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF MAY 18, 2009 (the “Loan and Security Agreement”) is entered into by and between Applied Solar, Inc., a Nevada corporation (“Borrower”), and The Quercus Trust (“Lender”) and that certain promissory note dated May 18, 2009 in the principal amount of $698,0000 (“May 2009 Note”), effective as of June 11, 2009.  All terms used herein and not otherwise defined have the respective definitions ascribed thereto in the Loan and Security Agreement or the May 2009 Note.

WHEREAS, Lender and Borrower previously entered into the Loan and Security Agreement, pursuant to which, among other things, Lender loaned $698,000 to Borrower.

WHEREAS, Borrower has advised Lender that it needs an additional $85,000 for certain restructuring expenses and general corporate purposes.

WHEREAS, Lender desires to lend the Additional Funds pursuant to the terms of that certain promissory note dated concurrently herewith, provided that such Additional Funds are secured by the Collateral.

WHEREAS, the parties desire to extend the Maturity Date of the May 2009 Note to June 30, 2009.

ACCORDINGLY, Borrower and Lender desire to amend the Loan and Security Agreement and the May 2009 Note as more fully set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendment of Section 1 of the Loan and Security Agreement.Section 1 is hereby amended and restated to read as follows:

1.           Loan.  Subject to the terms and conditions of this Agreement, the Note dated May 18, 2009 and the Note dated June 11, 2009 (collectively, and together with any and all financing statements and any other agreements or instruments executed by Borrower at Lender’s request the “Loan Documents”), and subject to there being no Event of Default (as defined herein) under any of the Loan Documents, (or event which would, with the giving of notice or the passage of time, mature into an Event of Default), Lender agrees to lend to Borrower an aggregate amount not to exceed the principal sum of Seven Hundred Eighty-Three Thousand Dollars ($783,000) on the terms set forth in the Notes and in this Agreement (the “Loans”).

2. Amendment to Section 1 of the May 2009 Note. Section 1 is hereby amended and restated to read as follows:

1.           Payments of Principal.  On the Maturity Date, unless an Event of Default shall have sooner occurred, Borrower shall pay to Lender, in cash, all outstanding principal under this Secured Promissory Note (this “Note”).  The “Maturity Date” shall be June 30, 2009.  Borrower may prepay all or any portion of the amounts owing under this Note at any time without fee, charge or premium.

3. All other Terms Unchanged.  Except as specifically set forth herein, all other terms and conditions of the Loan and Security Agreement and the May 2009 Note remain unchanged and Borrower confirms that the Loan and Security Agreement and the May 2009 Note remain in full force and effect as of the date hereof.  This Amendment forms a part of, and is integrated into, the Loan and Security Agreement and the May 2009 Note. This Amendment may be executed in one or more counterparts and may include multiple signature pages, all of which will be deemed to be one instrument.  Photocopies and facsimiles of original signature pages may be deemed as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

BORROWER
Applied Solar, Inc.
a Nevada Corporation

By:__________________________
Name:
Title:

LENDER:
THE QUERCUS TRUST

By:__________________________
Name: David Gelbaum
Title: Trustee

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